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Exhibit 24.1

SOUTHERN CALIFORNIA EDISON COMPANY

10-K, 10-Q, AND 8-K POWER OF ATTORNEY

        The undersigned, SOUTHERN CALIFORNIA EDISON COMPANY, a California corporation, and certain of its officers and/or directors do each hereby constitute and appoint, STEPHEN E. PICKETT, LINDA G. SULLIVAN, BARBARA E. MATHEWS, ROBERT C. BOADA, CHRIS C. DOMINSKI, POLLY L. GAULT, GEORGE T. TABATA, JEFFERY D. DURAN, PAIGE W. R. WHITE, MICHAEL A. HENRY, KEITH J. LARSON, KATHLEEN BRENNAN DE JESUS, JEFFREY C. WEEKLEY, DARLA F. FORTE, BONITA J. SMITH, MARGA ROSSO, VICTORIA A. PRIETO and MARTHA K. SOLIS or any of them, to act as attorney-in-fact, for and in their respective names, places, and steads, to execute, sign, and file or cause to be filed an Annual Report on Form 10-K for the fiscal year ended December 31, 2010, Quarterly Reports on Form 10-Q for each of the first three quarters of fiscal year 2011, any Current Reports on Form 8-K from time to time during 2011 and through December 8, 2011, or in the event this Board of Directors does not meet on December 8, 2011, through the next succeeding date on which this Board holds a regular meeting, and any and all supplements and amendments thereto, to be filed by Southern California Edison Company with the Securities and Exchange Commission, under the Securities Exchange Act of 1934 as amended, (the "Act"), for the purpose of complying with Sections 13 or 15(d) of the Act, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and appropriate to be done in and about the premises as fully and to all intents and purposes as the undersigned or any of them might or could do if personally present, hereby ratifying and approving the acts of each of said attorneys-in-fact.

Executed at Rosemead, California, as of this 9th day of December, 2010.

SOUTHERN CALIFORNIA EDISON COMPANY
	By:	/s/ Alan J. Fohrer Alan J. Fohrer Chairman of the Board and Chief Executive Officer
Attest:
/s/ Barbara E. Mathews Barbara E. Mathews
Vice President, Associate General Counsel, Chief Governance Officer, and Corporate Secretary

2011 Southern California Edison Company
10-K, 10-Q, and 8-K Power of Attorney

Principal Executive Officer:
/s/ Alan J. Fohrer Alan J. Fohrer		Chairman of the Board, Chief Executive Officer, and Director
Principal Financial Officer:
/s/ Linda G. Sullivan Linda G. Sullivan		Senior Vice President and Chief Financial Officer
Controller and Principal Accounting Officer:
/s/ Chris C. Dominski Chris C. Dominski		Vice President and Controller
Additional Directors:
/s/ Theodore F. Craver, Jr. Theodore F. Craver, Jr.	Director	/s/ Luis G. Nogales Luis G. Nogales	Director
/s/ Jagjeet S. Bindra Jagjeet S. Bindra	Director	/s/ Ronald L. Olson Ronald L. Olson	Director
/s/ Vanessa C.L. Chang Vanessa C.L. Chang	Director	/s/ James M. Rosser James M. Rosser	Director
/s/ France A. Córdova France A. Córdova	Director	/s/ Richard T. Schlosberg, III Richard T. Schlosberg, III	Director
/s/ Charles B. Curtis Charles B. Curtis	Director	/s/ Thomas C. Sutton Thomas C. Sutton	Director
/s/ Bradford M. Freeman Bradford M. Freeman	Director	/s/ Brett White Brett White	Director

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  Exhibit 24.1